Exhibit 10.3
EXECUTION VERSION
INTERCREDITOR AGREEMENT
by and among
BANK OF AMERICA, N.A.,
as ABL Agent,
GA CAPITAL, LLC,
as Term Agent,
BORDERS GROUP, INC. and
BORDERS, INC.,
as Borrowers,
and
THE GUARANTORS PARTY HERETO
dated as of March 31, 2010

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TABLE OF CONTENTS (Cont’d)

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INTERCREDITOR AGREEMENT
     THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 31, 2010 among (a) BANK OF AMERICA, N.A., in its capacity as administrative agent (together with its successors and assigns in such capacity, the “ABL Agent”) for (i) the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “ABL Lenders”) and (ii) any ABL Hedging Affiliates and ABL Cash Management Affiliates (each as defined below) (such ABL Hedging Affiliates and ABL Cash Management Affiliates, together with the ABL Agent and the ABL Lenders, the “ABL Secured Parties”), and (b) GA CAPITAL, LLC, in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Term Agent”) for the financial institutions party from time to time to the Term Loan Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “Term Lenders” and together with the Term Agent and the Term Lenders, the “Term Secured Parties”), and acknowledged by (c) BORDERS GROUP, INC. (“BGI”), a Michigan corporation, and BORDERS, INC., a Colorado corporation (“Borders”), and (d) each of the Borrowers’ affiliates which are signatories to this Agreement.
RECITALS
     A. Pursuant to that certain Third Amended and Restated Revolving Credit Agreement dated as of the date hereof, by and among the ABL Borrowers, the ABL Guarantors (as hereinafter defined), the ABL Lenders and the ABL Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of BGI and Borders (each individually, an “ABL Borrower” and collectively, the “ABL Borrowers”).
     B. Pursuant to the guaranties contained in Section 6 of the ABL Credit Agreement (as the same may be amended, supplemented, restated and/or otherwise modified in accordance with the terms hereof, collectively, the “ABL Guaranty”) by the ABL Borrowers and the ABL Guarantors in favor of the ABL Secured Parties, the ABL Borrowers and the ABL Guarantors have agreed to guarantee, inter alia, the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined) as provided in the ABL Guaranty.
     C. To secure the obligations of the ABL Borrowers and the ABL Guarantors (the ABL Borrowers, the ABL Guarantors and each other direct or indirect subsidiary or parent of the ABL Borrowers or any of their affiliates that is now or hereafter becomes a party to any ABL Document, collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens on the Collateral (as hereinafter defined).
     D. Pursuant to that certain Term Loan Agreement dated as of the date hereof, by and among BGI and Borders (each in its respective capacity as a borrower under such Term Loan Agreement, a “Term Borrower”) and collectively, the “Term Borrowers”), the Term

Guarantors (as hereinafter defined), the Term Lenders and the Term Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Term Loan Agreement”), the Term Lenders have agreed to make certain loans to the Term Borrowers.
     E. Pursuant to the guaranties contained in Section 6 of the Term Loan Agreement (as the same may be amended, supplemented, restated and/or otherwise modified in accordance with the terms hereof, collectively, the, “Term Guaranty”) by the Term Guarantors in favor of the Term Secured Parties, the Term Guarantors have agreed to guarantee, inter alia, the payment and performance of the Term Borrowers’ obligations under the Term Documents (as hereinafter defined).
     F. As a condition to the effectiveness of the Term Loan Agreement and to secure the obligations of the Term Borrowers and the Term Guarantors (the Term Borrowers, the Term Guarantors and each other direct or indirect subsidiary or parent of the Term Borrowers or any of their affiliates that is now or hereafter becomes a party to any Term Document, collectively, the “Term Credit Parties”) under and in connection with the Term Documents, the Term Credit Parties have granted to the Term Agent (for the benefit of the Term Secured Parties) Liens on the Collateral.
     G. Each of the ABL Agent (on behalf of the ABL Secured Parties) and the Term Agent (on behalf of the Term Secured Parties) and, by their acknowledgment hereof, the ABL Credit Parties and the Term Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1.
DEFINITIONS
     Section 1.1. UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Records, Securities Accounts, Security, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.
     Section 1.2. Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:
     “ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” or “Administrative Agent” under any ABL Credit Agreement.
     “ABL Borrowers” and “ABL Borrower” shall have the meaning assigned to such terms in the recitals to this Agreement.

     “ABL Borrowing Base” shall mean, as of any date of determination thereof, the “Aggregate Borrowing Base” as defined in the ABL Credit Agreement.
     “ABL Cash Management Affiliate” shall mean any ABL Agent, ABL Lender or any Affiliate of an ABL Lender or ABL Agent that provides Cash Management Services to any of the ABL Credit Parties with the obligations of such ABL Credit Parties thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.
     “ABL Collateral Documents” shall mean all “Security Documents” as defined in the ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with the ABL Documents, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder; provided that the principal amount of loans and outstanding amount of letters of credit made, issued or incurred pursuant to the ABL Documents shall not exceed the result of (a) $970,500,000, plus (b) an increase in the committed amount thereunder after March 31, 2011 in an amount not to exceed $100,000,000, minus (c) any permanent commitment reductions thereunder, so long as any repayments to be made in connection with such commitment reductions have been made.
     “ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
     “ABL Documents” shall mean the ABL Credit Agreement, the ABL Guaranty, the ABL Collateral Documents, all Hedging Agreements between any ABL Credit Party and any ABL Hedging Affiliate, all Cash Management Services Agreements between any ABL Credit Party and any ABL Cash Management Affiliate, those other ancillary agreements as to which any ABL Secured Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.
     “ABL Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement.
     “ABL Guarantors” shall mean the collective reference to (i) the ABL Borrowers, (ii) BGP (UK) Limited, a company with limited liability incorporated under the laws of England and Wales, (iii) Borders Direct, LLC, a Virginia limited liability company, (iv) Borders Properties, Inc., a Delaware corporation, (v) Borders International Services, Inc., a Michigan corporation, and (vi) any other Subsidiary of BGI and any other Person who becomes a guarantor of the ABL Obligations.
     “ABL Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any further guaranty made by an ABL Guarantor guaranteeing, inter alia, the payment and performance of the ABL Obligations.
     “ABL Hedging Affiliate” shall mean any ABL Agent, ABL Lender or any Affiliate of any ABL Lender or ABL Agent that has entered into a Hedging Agreement with an ABL Credit Party with the obligations of such ABL Credit Party thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.
     “ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any ABL Credit Agreement.
     “ABL Obligations” shall mean all obligations (including all “Borrower Obligations” and “Obligations” under and as defined in the ABL Credit Agreement) of every nature of each ABL Credit Party from time to time owed to the ABL Secured Parties, or any of them, under any ABL Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such ABL Credit Party, would have accrued on any ABL Obligation), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, Cash Management Services, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. ABL Obligations shall not include interest, costs, advances, fees, expenses or indemnities (including legal fees and disbursements) incurred in respect of the ABL Credit Agreement and the other ABL Documents to the extent the ABL Agent’s or any ABL Secured Party’s claim therefor is not allowed in any Insolvency Proceeding.
     “ABL Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be ABL Priority Collateral):
     (1) all Accounts, other than Accounts which constitute Proceeds of Term Priority Collateral;
     (2) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), other than Chattel Paper which constitutes Proceeds of Term Priority Collateral;
     (3) all (x) Deposit Accounts (other than Term Loan Priority Accounts) and money and all cash, cash equivalents, checks, other negotiable instruments, funds and other evidences of payments held therein not constituting Term Priority Collateral or the Proceeds thereof, and (y) Securities Accounts (other than Term Loan Priority Accounts), Security Entitlements and Securities credited to such a Securities Account, other than Term Priority Collateral, and, in each case, all cash, cash equivalents, checks and other property held therein or credited thereto not constituting Term Priority Collateral or Proceeds thereof;

     (4) all Inventory;
     (5) all cash, cash equivalents and money not constituting Term Priority Collateral or Proceeds thereof;
     (6) all Documents, General Intangibles (including, without limitation, all Payment Intangibles but excluding, subject to clause (7) below, all Intellectual Property), Instruments not constituting Term Priority Collateral or Proceeds thereof (including Promissory Notes not constituting Term Priority Collateral or Proceeds thereof), Commercial Tort Claims not constituting Term Priority Collateral or Proceeds thereof and Goods (other than Equipment and Fixtures), and Investment Property (other than the Capital Stock of Paperchase, Borders Superstores, Kobo and Borders Direct);
     (7) upon satisfaction of the IP Subordination Conditions, the Intellectual Property;
     (8) to the extent relating to any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Supporting Obligations, Letter-of-Credit Rights and rights under contracts for sale; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;
     (9) all books, Records and information not constituting Term Priority Collateral or Proceeds thereof, and all rights of access to such books, Records, and information relating to the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral (including all books, databases, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (8)); provided that the Term Agent shall be entitled to a copy of all such books, Records and information; and
     (10) all liens, collateral security, guarantees, rights (including the right of stoppage in transit), remedies, privileges, and insurance policies and certificates with respect to any of the foregoing, all products, Proceeds, substitutions, and accessions of or to any of the foregoing and all cash, cash equivalents, checks, negotiable instruments, money, insurance proceeds (including, without limitation, proceeds of fire and credit insurance, business interruption insurance, refunds, and premium rebates), Instruments, Accounts, Chattel Paper, Securities, Securities Entitlements, Financial Assets and Deposit Accounts in each case received as Proceeds of any of the foregoing (such Proceeds, “ABL Priority Proceeds”).
     “ABL Recovery” shall have the meaning set forth in Section 5.3(a).
     “ABL Remedies Exercise Date” shall mean the date following the Remedy Standstill Period and identified in the prior written notice delivered by the ABL Agent to the Term Agent as provided in Section 2.3, provided that the ABL Remedies Exercise Date shall not be deemed to have occurred if prior to the expiration of the Remedy Standstill Period the Term Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Term Priority Collateral.
     “ABL Secured Parties” shall have the meaning to that term in the introduction to this Agreement.
     “Affiliate” shall mean, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with any Person.
     “Agent(s)” means individually the ABL Agent or the Term Agent and collectively means both the ABL Agent and the Term Agent.
     “Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.
     “Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.
     “BGI” shall have the meaning assigned to that term in the introduction to this Agreement.
     “Borders” shall have the meaning assigned to that term in the introduction to this Agreement.
     “Borders Direct” means Borders Direct, LLC, a Virginia limited liability company.
     “Borders Superstores” means Borders Superstores (UK) Limited, a company with limited liability incorporated under the laws of England and Wales.
     “Borrower” shall mean any of the ABL Borrowers and the Term Borrowers.
     “Borrowing Base Report” shall have the meaning assigned to that term in the ABL Credit Agreement.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed (or are in fact closed).
     “Capitalized Lease” shall mean any lease under which BGI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.
     “Capital Stock” shall mean, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     “Cash Management Services” shall have the meaning provided in the ABL Credit Agreement.
     “Cash Management Services Agreement” shall mean any agreement pursuant to which an ABL Cash Management Affiliate agrees to provide Cash Management Services.
     “Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof.
     “Control” shall mean the possession, directly or indirectly, of the power (a) to vote five percent (5%) or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Person, (whether by contract or otherwise). The terms “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral (a) as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor or (b) subject to a landlord waiver, bailee waiver, freight forwarder agreement, or similar collateral agreement.
     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Credit Party or that such Credit Party otherwise has the right to license, or granting any right to any Credit Party under any Copyright now or hereafter owned by any third party, and all rights of such Credit Party under any such agreement.
     “Copyrights” shall mean all of the following now owned or hereafter acquired by or assigned to any Credit Party: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office and all (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
     “Credit Documents” shall mean the ABL Documents and the Term Documents.
     “Credit Parties” shall mean the ABL Credit Parties and the Term Credit Parties.

     “Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “DIP Financing” shall have the meaning set forth in Section 6.1(a).
     “Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement and (b) the termination of all commitments to extend credit under the ABL Documents. If, at any time prior to or simultaneously with the occurrence of the Discharge of ABL Obligations, the Credit Parties enter into (x) any refinancing of the ABL Obligations, which refinancing is permitted under the terms of this Agreement or (y) DIP Financing provided by one or more of the ABL Lenders and the ABL Agent to one or more Credit Parties and such DIP Financing is entered into in accordance with Section 6.1, then, in each case, the Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.
     “Discharge of Term Obligations” shall mean the payment in full in cash of all outstanding Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims). If, at any time prior to or simultaneously with the occurrence of the Discharge of Term Obligations, the Credit Parties enter into any refinancing of the Term Obligations, which refinancing is permitted under the terms of this Agreement, then the Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.
     “Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Credit Party now or hereafter has any right, title or interest.
     “Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other announcing that an Enforcement Period has commenced.
     “Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the ABL Agent or the Term Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.
     “Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement or the Term Loan Agreement, as applicable.

     “Excess ABL Obligations” shall mean ABL Obligations constituting (a) the aggregate outstanding principal amount of loans and outstanding amount of letters of credit made, issued or incurred pursuant to the ABL Documents in excess of the Maximum ABL Facility Amount and any interest, fees or reimbursement obligations accrued on or with respect to such amounts, (b) Hedge Obligations, (c) Excess Purchase Card Obligations, and (d) any commitment termination fee, early termination fee or prepayment fee payable under the ABL Credit Agreement.
     “Excess Availability” shall have the meaning assigned to that term in the ABL Credit Agreement.
     “Excess Purchase Card Obligations” shall mean (a) at any time that a Purchase Card Reserve is required to be implemented in accordance with the terms of the ABL Credit Agreement, the amount by which purchase card obligations of the Credit Parties exceed the amount of any such reserve actually implemented and (b) at all other times, the amount by which purchase card obligations of the Credit Parties exceed $12,000,000.
     “Excess Term Obligations” shall mean Term Obligations constituting (a) the aggregate outstanding principal amount of loans made pursuant to the Term Documents in excess of the Maximum Term Loan Facility Amount and any interest, fees or reimbursement obligations accrued on or with respect to such amounts and (b) any commitment termination fee, early termination fee, make-whole payment or prepayment fee payable under the Term Loan Agreement.
     “Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:
     (a) the taking by any Secured Party of any action to enforce or realize upon any Lien in the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law or, in the case of a Guarantor which is a company to which Schedule B1 of the UK Insolvency Act 1986 applies, the appointment of an administrator under Schedule B1 of that Act;
     (b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien in the Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to or appropriate any of the Collateral in satisfaction of a Lien or in the case of a Guarantor which is a company to which Schedule B1 of the UK Insolvency Act 1986 applies, the appointment of an administrator under Schedule B1 of that Act;
     (c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof, except ordinary course netting and setoff arrangements in connection with periodic settlements but not termination payments with respect to Hedging Agreements between any ABL Credit Party and any ABL Hedging Affiliate and ordinary course offsets of fees and expenses of account banks, chargebacks and collections of checks and similar arrangements in connection with Cash Management Services Agreements between any ABL Credit Party and any ABL Cash Management Affiliate;
     (d) the appointment on the application of a Secured Party, of a receiver, receiver and manager, or interim receiver of all or part of the Collateral;
     (e) the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law;
     (f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law in respect of the Collateral; and
     (g) the exercise by a Secured Party of any voting rights relating to any Capital Stock included in the Collateral.
For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) acceleration by the relevant Secured Parties of the maturity of the ABL Obligations or the Term Obligations, as the case may be, (ii) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection, (iii) the exercise of rights by the ABL Agent upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver Proceeds of Collateral to the ABL Agent, (iv) the consent by the ABL Agent to a store closing sale, going out of business sale or other disposition by any Credit Party of any of the ABL Priority Collateral, (v) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, or (vi) the imposition of Landlord Lien Reserves, Shrink Reserves and/or Other Reserves (in each case, as defined in the ABL Credit Agreement) by the ABL Agent or other limitations on availability provided under the ABL Credit Agreement.
     “Governmental Authority” shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.
     “Guarantor” shall mean any of the ABL Guarantors or Term Guarantors.
     “Hedge Obligations” shall mean an amount equal to 100% of the Swap Termination Value and any other obligations with respect to Hedging Agreements.
     “Hedging Agreement” shall have the meaning assigned to that term in the ABL Credit Agreement.
     “Inadvertent Overadvance Amounts” shall mean the aggregate amount of all Overadvances resulting from any and all Inadvertent Overadvances.
     “Inadvertent Overadvance Period” shall mean the period of time following the occurrence of an Inadvertent Overadvance and continuing until such time as no Inadvertent

Overadvance is outstanding; provided that any repayments with respect to such Overadvances shall be applied first to Inadvertent Overadvances and second to Protective Overadvances.
     “Inadvertent Overadvances” shall mean the funding of any loan or advance under the ABL Credit Agreement or the issuance, renewal or amendment of a Letter of Credit by an Issuing Bank which did not result in an Overadvance when made based upon the most recent Borrowing Base Report received by the ABL Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance as the result of circumstances beyond the reasonable control of the ABL Agent or the ABL Secured Parties (including as the result of the entry of an adverse order for use of cash collateral by the United States Bankruptcy Court as to which the ABL Agent, on behalf of the ABL Secured Parties, has contested in good faith), including (i) a decline in the value of the ABL Borrowing Base or the Collateral, (ii) errors or fraud on a Borrowing Base Report, (iii) components of the ABL Borrowing Base on any date thereafter being deemed ineligible, (iv) the return of uncollected checks or other items of payment applied to the reduction of Loans (as defined in the ABL Credit Agreement) or other similar involuntary or unintentional actions, (v) the imposition of any reserve or a reduction in advance rates after the funding of any loan or advance or the issuance, renewal or amendment of a Letter of Credit by an Issuing Bank or (vi) any other circumstance beyond the reasonable control of the ABL Agent or the ABL Secured Parties that results in the reduction of the net orderly liquidation value of the ABL Borrowing Base.
     “Indebtedness” shall mean, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:
     (a) every obligation of such Person for money borrowed,
     (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
     (c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,
     (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),
     (e) every obligation of such Person under any Capitalized Lease,
     (f) every obligation of such Person under any Synthetic Lease,
     (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,
     (h) every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,
     (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”),
     (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and
     (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.
     The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than BGI or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
     “Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, administration, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.
     “Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Credit Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, Domain Names, confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know-how, formulae and customer lists, any and all intellectual property rights in computer software and computer software products (including, without limitation, source codes, object codes, data and related documentation), any and all design rights owned or used by such Credit Party, all other intellectual property rights of every description as set forth in the ABL Documents or the Term Documents as in effect as of the date hereof. For the avoidance of doubt, any Collateral to which Intellectual Property is affixed or applied but does not otherwise constitute intellectual property in accordance with this definition shall not be deemed to be Intellectual Property.
     “IP Subordination Conditions” shall have the meaning assigned to that term in the ABL Credit Agreement, as in effect as of the date hereof.
     “Issuing Bank” shall have the meaning assigned to that term in the ABL Credit Agreement.
     “Kobo” means Kobo Inc., a corporation incorporated under the laws of Ontario, Canada.
     “Lender(s)” means individually, the ABL Lenders or the Term Lenders and collectively means all of the ABL Lenders and the Term Lenders.
     “Letter of Credit” shall have the meaning assigned to that term in the ABL Credit Agreement.
     “License” means any Patent License, Trade Secret License, Trademark License, Copyright License or other license or sublicense agreement to which any Credit Party is a party.
     “Lien” shall mean, with respect to any asset, any mortgage, deed of trust, security interest, charge, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise, but excluding any right of set off arising by operation of law or pursuant to agreements entered into in the ordinary course of business), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale) or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing.
     “Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Term Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.
     “Maximum ABL Facility Amount” shall mean, on any date of determination thereof, an amount equal to the lesser of (a) the result of (i) the ABL Borrowing Base, minus (ii) the Minimum Excess Availability Amount, plus (iii) (A) if no Inadvertent Overadvance Period exists with respect to the Borrowers, Protective Overadvances in an amount up to the greater of (x) five percent (5%) of the ABL Borrowing Base and (y) with respect to any Protective Overadvance to fund payroll, the aggregate amount required to fund payroll requests of the Borrowers and the Guarantors for a two-week period, or (B) if an Inadvertent Overadvance Period exists with respect to the Borrowers, the sum of (1) Protective Overadvances in an amount up to the greater of (I) five percent (5%) of the ABL Borrowing Base and (II) with respect to any Protective Overadvance to fund payroll, the aggregate amount required to fund payroll requests of the Borrowers and the Guarantors for a two-week period, plus (2) the Inadvertent Overadvance Amounts, and (b) $970,500,000; provided, however, that at any time after March 31, 2011, the amount in this clause (b) may be increased by an amount not to exceed $100,000,000 with respect to any increase in the commitments under the ABL Credit Agreement; and provided, further, however, that such amount shall be reduced on a dollar-for-dollar basis for all permanent reductions of the commitments to extend credit under the ABL Documents, so long as any repayments to be made in connection with such commitment reductions have been made.
     Notwithstanding anything in this definition to the contrary, the ABL Agent and the ABL Secured Parties hereby agree that upon the occurrence of (i) a store closing, going-out-of-business or similar sale by the Credit Parties, in each case, of all or substantially all of their retail operations or inventory, (ii) a foreclosure by the ABL Agent of its Liens on a material portion of the Collateral, or (iii) a disposition of a material portion of the Collateral by the ABL Agent as a result of the cessation of retail operations at all or substantially all stores, excluding force majeure or ordinary course of business temporary closures, the commitments under the ABL Credit Agreement shall be permanently reduced by an amount equal to the net proceeds received and applied to the repayment of loans under the ABL Credit Agreement from such sale or disposition.
     “Maximum Term Loan Facility Amount” shall mean the principal amount of $90,000,000 (excluding interest that has been capitalized and added to such principal amount) minus the amount of any permanent repayment of the Term Obligations made after the date hereof.
     “Minimum Excess Availability Amount” shall mean that amount of Excess Availability at all times required to be maintained by the Term Credit Parties pursuant to Section 10.1 (Minimum Excess Availability) of the Term Loan Agreement.

     “Overadvance” shall have the meaning assigned to that term in the ABL Credit Agreement.
     “Paperchase” means Paperchase Products Limited, a company with limited liability organized under the laws of England and Wales.
     “Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.
     “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, is in existence, or granting to any Credit Party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Credit Party under any such agreement.
     “Patents” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country and (b)(i) rights and privileges arising under applicable law with respect to such Credit Party’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
     “Person” shall mean an individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.
     “Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.
     “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Protective Overadvances” shall mean an Overadvance which the ABL Agent in its reasonable business judgment in the performance of its duties under the ABL Credit Agreement, determines to be necessary or desirable to, directly or indirectly, (i) maintain, protect or preserve the value of the Collateral and/or the ABL Agent’s rights therein as determined in the discretion of the ABL Agent, including to preserve the Credit Parties’ business assets and infrastructure (such as the payment of insurance premiums, taxes, necessary suppliers, rent and payroll), (ii) commence the Exercise of Any Secured Creditor Remedies, (iii) fund an orderly liquidation or wind-down of the Credit Parties’ assets or business or an Insolvency Proceeding (whether or not occurring prior to or after the commencement of an Insolvency Proceeding), or (iv) enhance the likelihood, or maximize, the repayment of the ABL Obligations.
     “Purchase Card Reserve” shall have the meaning assigned to that term in the ABL Credit Agreement.
     “Remedy Standstill Period” shall mean, so long as no Insolvency Proceeding has been commenced by or against any Credit Party, (a) with respect to a Term Loan Event of Default, the period commencing on the date of the ABL Agent’s receipt of written notice from the Term Agent that a Term Loan Event of Default has occurred and is continuing and that the Term Agent intends to commence the Exercise of Secured Creditor Remedies, and ending on earlier to occur of (i) the date which is forty-five (45) days (or, with respect to a Specified Event of Default, thirty (30) days) after receipt of such notice and (ii) the date on which the Discharge of ABL Obligations has occurred, and (b) with respect to an ABL Event of Default, the period commencing on the date of the Term Agent’s receipt of written notice from the ABL Agent that an ABL Event of Default has occurred and is continuing and that the ABL Agent intends to commence the Exercise of Secured Creditor Remedies, and ending on the earlier to occur of (i) the date which is forty-five (45) days (or, with respect to a Specified Event of Default, thirty (30) days) after receipt of such notice and (ii) the date on which the Discharge of Term Obligations has occurred. Such written notice from the Term Agent to the ABL Agent, or from the ABL Agent to the Term Agent, as the case may be, shall reference this Agreement, declare a “Remedy Standstill Period” to commence and certify whether (i) the “Obligations” under and as defined in the Term Loan Agreement or the ABL Credit Agreement, as the case may be, are then due and payable in full (whether as a result of acceleration hereof or otherwise) in accordance with the terms of the Term Loan Agreement or the ABL Credit Agreement, as the case may be, and the Term Agent or the ABL Agent, as the case may be, intends to commence the Exercise of Secured Creditor Remedies or (ii) the Term Agent or the ABL Agent, as the case may be, intends to commence the Exercise of Secured Creditor Remedies.
     “Seasonal Availability Requirement” shall have the meaning assigned to that term in the Term Loan Agreement.
     “Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.
     “Specified Event of Default” shall mean (a) any ABL Event of Default under Sections 13.1(a), 13.1(b), 13.1(c) (with respect to Sections 8.4 and 8.15 referenced therein) or 13.1(e) (with respect to Borrowing Base Reports) of the ABL Credit Agreement, and (b) any Term Event of Default under Sections 13.1(a), 13.1(b), 13.1(c) (with respect to Sections 8.4 and 8.15 referenced therein) or 13.1(e) (with respect to Borrowing Base Reports) of the Term Loan Agreement.
     “Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes.
     “Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent” or “Collateral Agent” under any Term Loan Agreement.
     “Term Borrower” and “Term Borrowers” shall have the meaning assigned to such terms in the recitals to this Agreement.
     “Term Collateral Documents” shall mean all “Security Documents” as defined in the Term Loan Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with any Term Loan Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Term Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.
     “Term Documents” shall mean the Term Loan Agreement, the Term Guaranty, the Term Collateral Documents, those other ancillary agreements as to which any Term Secured Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any Term Loan Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.
     “Term Guarantors” shall mean the collective reference to (i) the Term Borrowers, (ii) BGP (UK) Limited, a company with limited liability incorporated under the laws of England and Wales, (iii) Borders Direct, LLC, a Virginia limited liability company, (iv) Borders Properties, Inc., a Delaware corporation, (v) Borders International Services, Inc., a Michigan corporation, and (vi) any other Subsidiary of BGI and any other Person who becomes a guarantor of the Term Obligations.
     “Term Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any further guaranty made by a Term Guarantor guaranteeing, inter alia, the payment and performance of the Term Obligations.
     “Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any Term Loan Agreement.

     “Term Loan Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder; provided, however, that the amount of such Indebtedness shall not exceed the Maximum Term Loan Facility Amount.
     “Term Loan Event of Default” shall mean an Event of Default as defined in the Term Loan Agreement.
     “Term Loan Remedies Exercise Date” shall mean the date following the Remedy Standstill Period and identified in the prior written notice delivered by the Term Agent to the ABL Agent as provided in Section 2.3, provided that the Term Loan Remedies Exercise Date shall not be deemed to have occurred if prior to the expiration of the Remedy Standstill Period the ABL Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the ABL Priority Collateral.
     “Term Loan Priority Accounts” means any Deposit Accounts or Securities Accounts that are intended to solely contain Proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not Proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Deposit Account or Securities Account).
     “Term Obligations” shall mean all obligations of every nature of each Term Credit Party from time to time owed to the Term Secured Parties or any of them, under any Term Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Term Credit Party, would have accrued on any Term Obligation), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Term Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Term Obligations shall not include interest, costs, advances, fees, expenses or indemnities (including legal fees and disbursements) incurred in respect of the Term Loan Agreement and the other Term Documents to the extent the Term Agent’s or any Term Secured Party’s claim therefor is not allowed in any Insolvency Proceeding.
     “Term Priority Collateral” shall mean all Collateral, other than ABL Priority Collateral, consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral):
     (1) all Equipment, Fixtures, Real Property, the Term Priority Collateral Accounts (other than Proceeds of ABL Priority Collateral contained therein), and the Capital Stock of Paperchase, Borders Superstores, Kobo and Borders Direct;
     (2) prior to the satisfaction of the IP Subordination Conditions, the Intellectual Property;

     (3) all liens, collateral security, guarantees, rights (including the right of stoppage in transit), remedies, privileges, and insurance policies and certificates with respect to any of the foregoing, all products, Proceeds, substitutions, and accessions of or to any of the foregoing and all cash, cash equivalents, checks, negotiable instruments, money, insurance proceeds (including, without limitation, proceeds of fire and credit insurance, refunds, and premium rebates), Instruments, Accounts, Chattel Paper, Securities, Securities Entitlements, Financial Assets, Deposit Accounts, books, Records and information in each case received as Proceeds of, or with respect to such books, Records and information, relating to, any of the foregoing (such Proceeds, “Term Priority Proceeds”); provided that the ABL Agent shall be entitled to a copy of all such books, Records and information.
     “Term Recovery” shall have the meaning set forth in Section 5.3(b).
     “Term Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.
     “Trade Secret License” shall mean any and all agreements, whether written or oral, providing for the grant by or to any Credit Party of any right in or to Trade Secrets, to the extent that a grant of a security interest in such Trade Secret License is not prohibited by applicable law or the applicable Trade Secret License.
     “Trade Secrets” shall mean with respect to any Credit Party, all of such Credit Party’s right, title and interest in and to all United States and foreign trade secrets, including know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, or granting to any Credit Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Credit Party under any such agreement.
     “Trademarks” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted, acquired or assigned to, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof and (b) any and all (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) all goodwill associated therewith and all assets, rights and interests that uniquely reflect or embody such goodwill, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements thereof.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that, to the extent that personal property security laws as enacted and in effect in any foreign jurisdiction contains and is used to define terms which are defined in the Uniform Commercial Code and mentioned in Section 1.1 hereof, and such term is defined differently in such foreign personal property security laws, the definition of such term contained in the Uniform Commercial Code shall govern to the extent of any conflict or inconsistency; and provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
     “Use Period” means the period commencing on the date that the ABL Agent (or an ABL Credit Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in Section 3.6 (having theretofore furnished the Term Agent with an Enforcement Notice) and ending 120 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Credit Party (with the consent of the ABL Agent) from commencing and continuing the Exercise of Any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 120-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.
     Section 1.3. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein); provided that any terms used herein which are defined by reference to the ABL Credit Agreement or the Term Loan Agreement and are subject to the modification restrictions set forth in Section 5.2 of this Agreement shall mean such terms as defined in the ABL Credit Agreement as of the date hereof or the Term Loan Agreement as of the date hereof, as the case may be, without giving effect to any modifications or amendments thereto except to the extent that such definitions have been modified or amended in accordance with this Agreement; and provided further that any such modifications or amendments shall be deemed to be automatically incorporated herein by reference. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.
ARTICLE 2.
LIEN PRIORITY
     Section 2.1. Priority of Liens.
          (a) Subject to the proviso in subclauses (b) and (c) of Section 4.1, notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Agent or the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Term Agent or the Term Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Term Agent (or ABL Secured Parties or Term Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Term Documents, (iv) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, or (v) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Credit Parties, the ABL Agent, on behalf of itself and the ABL Secured Parties, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby agree that:
          (1) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Secured Parties in the ABL Priority Collateral to secure all or any portion of the ABL Obligations (other than the Excess ABL Obligations);
          (2) any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations (other than the Excess ABL Obligations) shall in all respects be senior and prior to all Liens granted to the Term Agent or any Term Secured Party in the ABL Priority Collateral to secure all or any portion of the Term Obligations;

          (3) except to the extent otherwise provided in Section 4.1, any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the Excess ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent or any Term Secured Party in the ABL Priority Collateral to secure all or any portion of the Term Obligations (other than the Excess Term Obligations);
          (4) except to the extent otherwise provided in Section 4.1, any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations (other than Excess Term Obligations) shall in all respects be senior and prior to all Liens granted to the ABL Agent and the ABL Secured Parties in the ABL Priority Collateral to secure all or any portion of the Excess ABL Obligations;
          (5) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the Term Agent and the Term Secured Parties in the Term Priority Collateral to secure all or any portion of the Term Obligations (other than the Excess Term Obligations);
          (6) any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Term Obligations (other than the Excess Term Obligations) shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party in the Term Priority Collateral to secure all or any portion of the ABL Obligations;
          (7) except to the extent otherwise provided in Section 4.1, any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the Term Agent or any Term Secured Party that secures all or any portion of the Excess Term Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent or any ABL Secured Party in the Term Priority Collateral to secure all or any portion of the ABL Obligations (other than Excess ABL Obligations); and
          (8) except to the extent otherwise provided in Section 4.1, any Lien in respect of all or any portion of the Term Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations (other than Excess ABL Obligations) shall in all respects be senior and prior to all Liens granted to the Term Agent and the Term Secured Parties in the Term Priority Collateral to secure all or any portion of the Excess Term Obligations.
          (b) The Term Agent, for and on behalf of itself and the Term Secured Parties, acknowledges and agrees that, prior to or concurrently herewith, the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the

Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the Term Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person nor be affected by the subordination of such Liens to any other Lien.
     Section 2.2. Waiver of Right to Contest Liens.
          (a) The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. The Term Agent, for itself and on behalf of the Term Secured Parties, agrees that none of the Term Agent or the Term Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral. The Term Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement.
          (b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the Term Secured Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Secured Party under the Term Documents with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Secured Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement.
          (c) Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.
     Section 2.3. Remedies Standstill.
          (a) Following the occurrence of any Term Loan Event of Default and until the expiration of the Remedy Standstill Period, the Term Agent may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the ABL Priority Collateral; provided, however, nothing contained herein shall impair the Term Agent’s and the Term Secured Parties’ rights to take, in the event that the ABL Agent has declined to take such protective actions within a reasonable time period after the written request by the Term Agent to the ABL Agent to do so, any actions (including the commencement of legal proceedings, but excluding the commencement of an involuntary bankruptcy proceeding against any Credit Party) that the Term Agent or such Term Secured Party deems necessary to protect and preserve, but not to realize or foreclose on, the ABL Priority Collateral. After the expiration of the Remedy Standstill Period, and upon five (5) Business Days prior written notice to the ABL Agent (which notice may be delivered to the ABL Agent during the Remedy Standstill Period but in no event more than ten (10) days prior to the expiration thereof), the Term Agent may take, for the benefit of the Term Secured Parties, one or more of the following actions in respect of the Term Loan Event of Default that was the subject of the notice giving rise to such Remedy Standstill Period at the same or different times:
          (1) the Exercise of Any Secured Creditor Remedies (including, without limitation, foreclosure upon and taking possession of the ABL Priority Collateral); provided, however, that until the earlier of the date on which the Discharge of ABL Obligations has occurred and the Term Loan Remedies Exercise Date, the Term Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the Term Documents on account of the ABL Priority Collateral so long as the ABL Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the ABL Priority Collateral; provided, further, however, that at any time that (i) the Discharge of ABL Obligations has occurred other than with respect to the Excess ABL Obligations, and (ii) the IP Subordination Conditions have been satisfied, the Term Agent may commence the Exercise of Any Secured Creditor Remedies with respect to the Intellectual Property, so long as (A) the Term Agent has provided prior written notice to the ABL Agent as provided above of its intent to take such action and (B) all Proceeds from such Exercise of Any Secured Creditor Remedies received by the Term Agent shall be applied in accordance with Section 4.1(b) hereof; and
          (2) exercise any and all other remedies under the Term Documents and applicable law available to the Term Secured Parties with respect to the ABL Priority Collateral, including the notification of account debtors or other Persons obligated on ABL Priority Collateral of the assignment of any Credit Party’s accounts receivable to the ABL Agent and the Term Agent, all subject to the first proviso in Section 2.3(a)(1) above.

          (b) Following the occurrence of any ABL Event of Default and until the expiration of the Remedy Standstill Period, the ABL Agent may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the Term Priority Collateral; provided, however, nothing contained herein shall impair the ABL Agent’s and the ABL Secured Parties’ rights to take, in the event that the Term Agent has declined to take such protective actions within a reasonable time period after the written request by the ABL Agent to the Term Agent to do so, any actions (including the commencement of legal proceedings, but excluding the commencement of an involuntary bankruptcy proceeding against any Credit Party) that the ABL Agent or such ABL Secured Party deems necessary to protect and preserve, but not to realize or foreclose on, the Term Priority Collateral. After the expiration of the Remedy Standstill Period, and upon five (5) Business Days prior written notice to the Term Agent (which notice may be delivered to the Term Agent during the Remedy Standstill Period but in no event more than ten (10) days prior to the expiration thereof), the ABL Agent may take, for the benefit of the ABL Secured Parties, one or more of the following actions in respect of the ABL Event of Default that was the subject of the notice giving rise to such Remedy Standstill Period at the same or different times:
          (1) the Exercise of Any Secured Creditor Remedies (including, without limitation, foreclosure upon and taking possession of the Term Priority Collateral); provided, however, that until the earlier of the date on which the Discharge of Term Obligations has occurred and the ABL Remedies Exercise Date, the ABL Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the ABL Documents on account of the Term Priority Collateral so long as the Term Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Term Priority Collateral; and
          (2) the exercise of any and all other remedies under the ABL Documents and applicable law available to the ABL Secured Parties with respect to the Term Priority Collateral, including the notification of account debtors or other Persons obligated on Term Priority Collateral of the assignment of any Credit Party’s accounts receivable to the Term Agent and the ABL Agent, all subject to the proviso in Section 2.3(b)(1) above.
          (c) All Proceeds of ABL Priority Collateral received by the Term Agent shall be turned over to the ABL Agent for prompt application in accordance with Section 4.1(b) hereof, or, to the extent that the Term Agent is entitled to apply such Proceeds to the Term Obligations pursuant to the terms of this Agreement, applied promptly by the Term Agent in accordance with Section 4.1(c). This Section 2.3 shall not be construed to in any way limit or impair the rights of the Term Agent to join (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Collateral initiated by the ABL Agent, so long as it does not delay or interfere in any material respect with the exercise by the ABL Secured Parties of their respective rights as provided in this Agreement.
          (d) All Proceeds of Term Priority Collateral received by the ABL Agent shall be turned over to the Term Agent for prompt application in accordance with Section 4.1(c) hereof, or, to the extent that the ABL Agent is entitled to apply such Proceeds to the ABL

Obligations pursuant to the terms of this Agreement, applied promptly by the ABL Agent in accordance with Section 4.1(b). This Section 2.3 shall not be construed to in any way limit or impair the rights of the ABL Agent to join (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Collateral initiated by the Term Agent, so long as it does not delay or interfere in any material respect with the exercise by the Term Secured Parties of their respective rights as provided in this Agreement.
          (e) Nothing contained herein shall impair the Term Agent’s or any Term Secured Party’s rights (i) to exercise any remedies against any of the Credit Parties or the Collateral (other than any remedies against any ABL Priority Collateral) pursuant to the Term Documents; (ii) to accelerate any of the Term Obligations; (iii) to make demand upon any Credit Party or any other Person liable on the Term Obligations; (iv) to institute a lawsuit to collect its debt, or, after (x) the expiration of the Remedy Standstill Period, or (y) the occurrence and during the continuance of a Term Loan Event of Default under Section 13.1(a) of the Term Loan Agreement, as the case may be, the filing, or the participation in a filing, of any involuntary bankruptcy petition or other Insolvency Proceeding in respect of any Credit Party; (v) to exercise any of its rights or remedies with respect to the ABL Priority Collateral as and when permitted by Section 2.3(a), (vi) to file a claim or statement of interest with respect to the Term Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the ABL Agent, or the rights of the ABL Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under the Term Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.
          (f) Nothing contained herein shall impair the ABL Agent’s or any ABL Secured Party’s rights (i) to exercise any remedies against any of the Credit Parties or the Collateral (other than any remedies against any Term Priority Collateral) pursuant to the ABL Documents; (ii) to accelerate any of the ABL Obligations; (iii) to make demand upon any Credit Party or any other Person liable on the ABL Obligations; (iv) to institute a lawsuit to collect its debt, or, after (x) the expiration of the Remedy Standstill Period, or (y) the occurrence and during the continuance of an ABL Event of Default under Section 13.1(a) of the ABL Credit Agreement, as the case may be, the filing, or the participation in a filing, of any involuntary bankruptcy petition or other Insolvency Proceeding in respect of any Credit Party; (v) to exercise any of its rights or remedies with respect to the Term Priority Collateral as and when permitted by Section 2.3(b), (vi) to file a claim or statement of interest with respect to the ABL Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the Term Agent, or the rights of the Term Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under the ABL Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.
     Section 2.4. Release of Liens.
          (a) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or with the consent of the ABL Agent after the occurrence and during the continuance of an Event of Default, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents or consented to by the requisite ABL Lenders (and, so long as no Event of Default has occurred and is continuing, permitted by the Term Documents as in effect on the date hereof), the Term Agent agrees, on behalf of itself and the Term Lenders that such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral; provided that, for the avoidance of doubt, the Term Secured Parties’ Liens in respect of the Proceeds of such ABL Priority Collateral so sold, transferred, or disposed shall continue to exist to the same extent, and with the same relative priorities, as the ABL Secured Parties’ Liens on such Proceeds; and provided, further, that to the extent Proceeds are required to repay obligations, such Proceeds shall be applied in accordance with Section 4.1(b). In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the Term Agent does not take such action within five (5) days after written notice, in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

          (b) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent after the occurrence and during the continuance of an Event of Default, or (B) any sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Term Documents or consented to by the requisite Term Lenders, the ABL Agent agrees, on behalf of itself and the ABL Lenders (and, so long as no Event of Default has occurred and is continuing, permitted by the ABL Documents as in effect on the date hereof), that such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Secured Parties’ Liens on such Term Priority Collateral; provided that, for the avoidance of doubt, the ABL Agent’s and the ABL Secured Parties’ Liens in respect of the Proceeds of such Term Priority Collateral so sold, transferred, or disposed shall continue to exist to the same extent, and with the same relative priorities, as the Term Secured Parties’ Liens on such Proceeds; and provided, further, that to the extent Proceeds are required to repay obligations, such Proceeds shall be applied in accordance with Section 4.1(c). In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the ABL Agent does not take such action within five (5) days after written notice, in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
          Section 2.5. No New Liens. (a) Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Term Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. If any Term Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the Term Agent (or the relevant Term Secured Party) shall, without the need for any further consent of any other Term Secured Party, any Term Borrower or any Term Guarantor and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien.
          (b) Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, any ABL Borrower or any ABL Guarantor and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Term Agent as security for the Term Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Agent in writing of the existence of such Lien.
     Section 2.6. Waiver of Marshalling.
          (a) Until the Discharge of ABL Obligations, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
          (b) Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
ARTICLE 3.
ACTIONS OF THE PARTIES
          Section 3.1. Certain Actions Permitted. The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Term Agent or any Term Secured Party of the payments of interest, principal and other amounts owed in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Agent or any Term Secured Party of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.

     Section 3.2. Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Term Agent, for and on behalf of itself and each Term Secured Party, as applicable, each acknowledge and agree to hold all Control Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, including, without limitation, landlords, freight forwarders and other bailees) as agent for the benefit of, and on behalf of, the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Secured Parties, the Term Agent, or the Term Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any relevant Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Secured Parties or any other Person. Without limiting the generality of the foregoing, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person.
     Section 3.3. Sharing of Information and Access; Notices of Default.
          (a) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Term Credit Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.
          (b) Each Agent shall give to the other Agent concurrently with the giving thereof to any Credit Party (a) a copy of any written notice by such Agent of an ABL Event of Default or a Term Loan Event of Default, as the case may be, or a written notice of demand for payment from any Credit Party and (b) a copy of any written notice sent by such Agent to any Credit Party stating such Agent’s intention to exercise any material enforcement rights or remedies against such Credit Party, including written notice pertaining to any foreclosure on all or any material part of its Liens or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Agents and Secured Parties as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Credit Party or of any action taken pursuant to such notice or in relation to the events giving rise thereto; provided, further, that the foregoing shall not in any way impair any claims that any Agent may have against the other Agent as a result of any failure of such Agent to provide any notice in connection with a foreclosure against the Collateral by such Agent as required under applicable law.
          (c) The ABL Agent shall promptly provide to the Term Agent copies of all collateral reports, appraisals, results of field examinations and physical inventories that it receives. Prior to the Discharge of ABL Obligations, the ABL Agent agrees that in the event it does not arrange for at least one appraisal during any four-month period, the Term Agent shall have the right to direct the ABL Agent to engage appraisers to conduct such appraisal, and the ABL Agent agrees to promptly commence such engagement; provided that to the extent the ABL Agent does not engage an appraiser to conduct such appraisal, the Term Agent may engage an appraiser on behalf of the ABL Agent. The ABL Agent also agrees to cause field examinations to be conducted in accordance with Section 8.9.1 of the ABL Credit Agreement and Section 8.9.1 of the Term Loan Agreement and further agrees that, to the extent the ABL Agent does not cause such field examinations to be conducted, the Term Agent may cause such field examinations to be conducted on behalf of the ABL Agent. The ABL Agent further agrees that, in the event that the Term Agent requires that a fourth appraisal be conducted in any fiscal year at which time the Adjusted Excess Availability (as defined in the Term Loan Agreement as in effect on the date hereof) is less than the greater of (i) twenty-five percent (25%) of the lesser of (A) the ABL Borrowing Base and (B) the Total Commitment (as defined in the ABL Credit Agreement) and (ii) $90,000,000, such appraisal shall be at the ABL Agent’s expense and not the Credit Parties’ expense. The parties hereby acknowledge that the ABL Agent’s obligations under this Section 3.3(c) are subject to the Credit Parties’ compliance with their respective obligations under the ABL Credit Agreement (including as to cooperation with the ABL Agent) with respect to such appraisals and examinations.
     Section 3.4. Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral. Prior to the Discharge of ABL Obligations, the ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in a commercially reasonable manner in the event of any covered loss, theft or destruction of ABL Priority Collateral. Prior to the Discharge of Term Obligations, the Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in a commercially reasonable manner in the event of any covered loss, theft or destruction of Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All Proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

     Section 3.5. No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party.
     Section 3.6. Inspection and Access Rights. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation (including, without limitation, by means of a sale pursuant to Section 363 of the Bankruptcy Code) of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agent or any other Term Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies of the Term Agent, the ABL Agent or any other Person (including any ABL Credit Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (i) during normal business hours on any Business Day, to access ABL Priority Collateral that (x) is stored or located in or on, (y) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (z) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral, and (ii) during the Use Period and after reasonable prior notice, shall have the right to use the Term Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property and Real Property), each of the foregoing in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Credit Party’s business), store or otherwise deal with the ABL Priority Collateral, in each case without the involvement of or interference by any Term Secured Party or liability to any Term Secured Party. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Credit Party (with the consent of the ABL Agent), the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6.
          (b) In furtherance of the ABL Agent’s rights under Section 3.6(a), prior to the earlier of the Discharge of the ABL Obligations or the termination of the Use Period, the Term Agent (i) shall, to the extent permitted by law, permit the ABL Agent and its agents or representatives at the ABL Agent’s option to use, on a nonexclusive, royalty free basis, any of the Intellectual Property as is or may be necessary for the ABL Agent to sell or otherwise liquidate the ABL Priority Collateral during the Use Period and (ii) hereby grants, to the extent it has the rights to do so, to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use any and all Intellectual Property as is or may be necessary to sell or otherwise liquidate the ABL Priority Collateral. The Term Agent (i) acknowledges and consents to the grant to the ABL Agent by the Credit Parties on the date hereof of a continuing, limited, non-exclusive royalty-free license for such use at any time prior to the earlier of the Discharge of the

ABL Obligations or the termination of the Use Period (the “Effective Date License”) and (ii) agrees that its Liens on the Term Priority Collateral shall be subject to the Effective Date License. Furthermore, the Term Agent agrees that, in connection with any foreclosure sale conducted by the Term Agent in respect of the Intellectual Property, (x) any notice required to be given by the Term Agent in connection with such foreclosure shall contain an acknowledgement that the Term Agent’s Lien is subject to the Effective Date License, and (y) the Term Agent shall deliver a copy of the Effective Date License to any purchaser at such foreclosure and provide written notice to such purchaser that the Term Agent’s Lien and the purchaser’s rights in the such transferred Collateral are subject to the Effective Date License.
          (c) During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Term Priority Collateral resulting directly from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Agent and the ABL Secured Parties agree not to disable or terminate the use of any domain names or URLs or to use the Trademarks in a manner that infringes upon third party rights. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties and/or to the Term Agent pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.6 and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Secured Parties and the ABL Agent shall cooperate with the Term Secured Parties and/or the Term Agent in connection with any efforts made by the Term Secured Parties and/or the Term Agent to sell the Term Priority Collateral.
          (d) The ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Term Agent or the Term Secured Parties (or any person claiming by, through or under the Term Secured Parties, including any purchaser of the Term Priority Collateral) or to the ABL Credit Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Term Priority Collateral prior to the termination of the Use Period.
          (e) The ABL Secured Parties shall (i) use the Term Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Secured Parties; and (iii) indemnify the Term Secured Parties from any claim, loss, damage, cost or liability arising directly from the ABL Secured Parties’ use of the Term Priority Collateral (except for those arising from the gross negligence or willful misconduct of any Term Secured Party).

          (f) The Term Agent and the other Term Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a) hereof.
          (g) Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required by applicable law) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Agent and the Term Secured Parties under this Section 3.6.
     Section 3.7. Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Term Agent, for itself and on behalf of the Term Secured Parties, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any Proceeds of Collateral, whether or not deposited in Deposit Accounts subject to control agreements, which are used by any Credit Party to acquire other property which is Collateral shall not (solely as between the Agents and the Lenders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.
     Section 3.8. Payments Over.
          (a) So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral shall be segregated and held in trust and forthwith paid over to the Term Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
          (b) So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any Term Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agent or any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
     Section 3.9. Legends. The ABL Agent acknowledges with respect to the ABL Collateral Documents, on the one hand, and the Term Agent acknowledges with respect to the

Term Collateral Documents, on the other hand, that such documents will contain the following legend:
Intercreditor Agreement. Notwithstanding anything herein to the contrary, the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, herein and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
ARTICLE 4.
APPLICATION OF PROCEEDS
     Section 4.1. Application of Proceeds.
          (a) Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien pursuant to Section 2.4 by the ABL Agent upon any portion of the ABL Priority Collateral in connection with a permitted disposition by the ABL Credit Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Secured Parties and without affecting the provisions hereof; provided, however, that the aggregate outstanding principal amount of loans and outstanding amount of letters of credit made, issued or incurred pursuant to the ABL Documents shall not be increased to exceed the Maximum ABL Facility Amount; and (iii) all ABL Priority Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or the Term Agent (or any Term Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof.
          (b) Application of Proceeds of ABL Priority Collateral. The ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral, or (iii) following the commencement of any Insolvency Proceeding, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies, second, to the payment of the ABL Obligations (other than the Excess ABL Obligations) in accordance with the ABL Documents until the Discharge of ABL Obligations (other than the Excess ABL Obligations) shall have occurred;
          third, to the payment of the Term Obligations (other than the Excess Term Obligations) in accordance with the Term Documents until the Discharge of Term Obligations (other than the Excess Term Obligations) shall have occurred, fourth, to the payment of the Excess ABL Obligations under clause (a) of the definition thereof in accordance with the ABL Documents until the Discharge of ABL Obligations under clause (a) of the definition of Excess ABL Obligations shall have occurred, fifth, to the payment of Excess Term Obligations relating to the make-whole premium required to be paid pursuant to Section 3.3(a) and (b) of the Term Loan Agreement;
          sixth, to the payment of the Excess ABL Obligations under clauses (b), (c), and (d) of the definition thereof in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, seventh, to the payment of the other Excess Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, and eighth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct;
provided that if, in connection with an Insolvency Proceeding, the Lien granted in favor of the ABL Agent or the ABL Secured Parties in respect of such ABL Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, the Proceeds received with respect to the ABL Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the Term Obligations in accordance with the Term Documents until Discharge of Term Obligations shall have occurred.
          (c) Application of Proceeds of Term Priority Collateral. The ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral, or (iii) following the commencement of any Insolvency Proceeding, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies, second, to the payment of the Term Obligations (other than the Excess Term Obligations) in accordance with the Term Documents until the Discharge of Term Obligations (other than the Excess Term Obligations) shall have occurred, third, to the payment of the ABL Obligations (other than the Excess ABL Obligations) in accordance with the ABL Documents until the Discharge of ABL Obligations (other than the Excess ABL Obligations) shall have occurred, fourth, to the payment of Excess Term Obligations relating to the make-whole premium required to be paid pursuant to Section 3.3(a) and (b) of the Term Loan Agreement,
          fifth, to the payment of the Excess ABL Obligations under clause (a) in the definition thereof in accordance with the ABL Documents until the Discharge of ABL Obligations under clause (a) in the definition of Excess ABL Obligations shall have occurred, sixth, to the payment of the other Excess Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, seventh, to the payment of the Excess ABL Obligations under clauses (b), (c) and (d) in the definition thereof in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and eighth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct;
provided that if, in connection with an Insolvency Proceeding, the Lien granted in favor of the Term Agent or the Term Secured Parties in respect of such Term Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction and the provisions of Section 5.3 would not be effective, the Proceeds received with respect to the Term Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the ABL Obligations in accordance with the ABL Documents until Discharge of ABL Obligations shall have occurred.
          (d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Secured Party, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

          (e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request (at the expense of the Term Borrowers) to enable the Term Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the relevant Credit Parties) to enable the ABL Agent to have control over any Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.
     Section 4.2. Specific Performance. Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any relevant Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the Term Agent, for and on behalf of itself and the Term Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
ARTICLE 5.
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS
     Section 5.1. Notice of Acceptance and Other Waivers.
          (a) All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.
          (b) None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor)

any such request would constitute a default under the terms of any Term Loan Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Term Agent or any Term Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.
          (c) None of the Term Agent, any Term Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Term Loan Agreement or any of the other Term Documents, whether the Term Agent or any Term Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Secured Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the terms and conditions hereof), neither the Term Agent nor any Term Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The Term Agent and the Term Secured Parties shall be entitled to manage and supervise their loans under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Term Agent or the Term Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

     Section 5.2. Modifications to ABL Documents and Term Documents.
          (a) The ABL Agent and the ABL Secured Parties may at any time and from time to time and without the consent of or notice to the Term Agent or any Term Secured Party, without incurring any liability to the Term Agent or any Term Secured Party and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance, or replace any or all of the ABL Documents; provided, however, that without the consent of the Term Agent, the ABL Secured Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the ABL Documents to:
          (1) increase the rates of interest set forth in the definition of “Applicable Margin” as defined in the ABL Credit Agreement by more than 2.00% per annum at any level of the pricing grid applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the rate specified in Section 5.11 of the ABL Credit Agreement), or increase the percentage set forth in Section 5.11 (default rate) by more than 2.00% per annum above the rate applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices), or increase the percentages set forth in Sections 2.2.1 (“Existing Commitment Fee”) and 2.2.2 (“Extended Commitment Fee”) of the ABL Credit Agreement, in each case, by more than 0.75% per annum above the rate applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices);
          (2) amend or waive any requirement set forth in Section 10.1 (Minimum Excess Availability) of the ABL Credit Agreement, if the effect of (x) any such amendment would be to decrease in any manner the required amount of minimum Excess Availability set forth in the ABL Credit Agreement or (y) any such waiver would permit the Borrowers to obtain loans under the ABL Credit Agreement in an amount which would violate (except as a result of an Inadvertent Overadvance or a Protective Overadvance) the minimum Excess Availability requirement set forth in such Section 10.1 of the ABL Credit Agreement;
          (3) shorten the scheduled maturity of the ABL Obligations;
          (4) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Credit Party from making payments of the Term Obligations that would otherwise be permitted under the ABL Credit Agreement other than as expressly provided herein;
          (5) increase the sum of the then outstanding aggregate principal amount of the loans and outstanding Letters of Credit made, issued or incurred under the ABL Credit Agreement and any DIP Financing in excess of the amount of the Maximum ABL Facility Amount;
          (6) change the definition of “Aggregate Borrowing Base” contained in the ABL Credit Agreement and any component definition thereof, and any definitions relating to reserves (including, without limitation, the definitions for “Landlord Reserve”, “Shrink Reserve”, “Inventory Reserve”, “Hedge Reserve”, “Net Debt Reserve”, “Purchase Card Reserve”, “Equity Reserve”, “Term Borrowing Base Reserve” “Other Reserves”, “Customer Deposit Reserve”, “Customer Credit Liability Reserve” or any component definition thereof), each as set forth in the ABL Credit Agreement, in a manner which would effect an increase in the ABL Borrowing Base;
          (7) change the definitions of “Adjusted Excess Availability”, “Excess Availability”, “Base Rate”, “Borrowing Base Report”, “Cash Management Services”, “Cash Dominion Event”, “Cash Dominion Cure Event”, “Eurocurrency Base Rate”, “Eurocurrency Rate”, “Excess Purchase Card Obligations”, “Incremental Seasonal Amount”, “Net Debt”, or “Seasonal Availability Period” and any component definition thereof, in each case, in a manner that would result in greater availability or would be detrimental in any respect to the Term Agent or the Term Secured Parties as determined by the Term Agent in its reasonable discretion;
          (8) waive the conditions to borrowing set forth in Section 12.7 of the ABL Credit Agreement; or
          (9) provide for any amendment or waiver fees that are not reasonable and based on market standards at such time.
Nothing contained herein shall limit, restrict or impair the discretionary rights and ability of the ABL Agent to impose or establish any and all reserves that are not specifically defined or implemented in the ABL Credit Agreement as in effect as of the date hereof, and to thereafter reduce or eliminate such reserves, or to determine the eligibility of Collateral for inclusion in the calculation of the ABL Borrowing Base, in each case, as provided in the ABL Credit Agreement as in effect as of the date hereof; provided, that the ABL Agent agrees to impose a methodology no less restrictive than that used as of the date hereof in determining reserves or eligibility. The Maximum ABL Facility Amount is not a limitation on the discretionary rights and ability of the ABL Agent to impose or establish any and all reserves, and to thereafter reduce or eliminate such reserves in accordance with the terms of this Agreement.
          (b) The Term Agent and the Term Secured Parties may at any time and from time to time and without consent of or notice to the ABL Secured Parties, without incurring any liability to the ABL Secured Parties and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Term Documents; provided, however, that without the consent of the ABL Agent, the Term Agent and the Term Secured Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Term Documents to:
          (1) increase the aggregate outstanding principal amount of the Term Obligations;
          (2) increase the rate of interest set forth in Section 2.7 of the Term Loan Agreement by more than 2.00% per annum (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the default rate set forth in Section 5.11 of the Term Loan Agreement) or increase the percentage with respect to the default rate set forth in Section 5.11 of the Term Loan Agreement by more than 2.00% per annum above the rate applicable thereto on the date hereof;
          (3) shorten the scheduled maturity of the Term Obligations;
          (4) require any mandatory prepayments or scheduled repayments of the Term Obligations except as provided in the Term Documents as in effect on the date hereof or require that any payment on the Term Obligations be made earlier than the date originally scheduled for such payment;
          (5) amend any requirement set forth in Section 10.1 (Minimum Excess Availability) of the Term Loan Agreement or any defined term used therein, if the effect of any such amendment would be to increase in any manner the required amount of minimum “Excess Availability” or “Adjusted Excess Availability” set forth therein as in effect on the date hereof;
          (6) change the definition of “ABL Borrowing Base” contained in the Term Loan Agreement and any component definition thereof in a manner which would effect a decrease in the ABL Borrowing Base;
          (7) change the definitions of “Adjusted Excess Availability”, “Excess Availability”, “Minimum Excess Availability”, “Availability Requirement”, “Base Rate”, “Seasonal Availability Requirement”, “Eurocurrency Base Rate”, “Eurocurrency Rate”, or “Term Borrowing Base Reserve” and any component definition thereof;
          (8) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Credit Party from making payments of the ABL Obligations that would otherwise be permitted under the Term Documents as in effect on the date hereof; or
          (9) provide for any amendment or waiver fees that are not reasonable and based on market standards at such time.
          (c) Subject to Sections 5.2(a) and (b) above, the ABL Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the ABL Secured Parties, the Term Agent or the Term Secured Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the refinancing).

     Section 5.3. Reinstatement and Continuation of Agreement.
          (a) If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the Term Agent or Term Secured Parties to disgorge payments previously made, including from the Proceeds of ABL Priority Collateral. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.
          (b) If the Term Agent or any Term Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the ABL Agent or ABL Secured Parties to disgorge payments previously made, including from Proceeds of Term Priority Collateral. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Secured Parties, and the Term Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Term Obligations. No priority or right of the Term Agent or any Term Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Secured Party may have.

ARTICLE 6.
INSOLVENCY PROCEEDINGS
     Section 6.1. DIP Financing.
          (a) If any ABL Borrower or any ABL Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide any ABL Borrower or any ABL Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral except as permitted by Section 6.3(c)(i)), so long as (i) the Term Agent retains its Lien on the Collateral to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the aggregate outstanding principal amount of loans and outstanding amount of letters of credit made, issued or incurred pursuant to the ABL Documents, does not exceed the Maximum ABL Facility Amount and (iv) the foregoing provisions of this Section 6.1(a) shall not be deemed to limit the rights of the Term Agent or any Term Secured Party to object to DIP Financing or the use of cash collateral on any grounds other than the failure to provide “adequate protection” for the Liens of the Term Agent and the Term Secured Parties.
          (b) All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.
          (c) The Term Agent and the Term Secured Parties hereby agree that they shall not offer, and shall not permit any Affiliate of any of them to offer, to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Credit Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the ABL Obligations are granted on the ABL Priority Collateral. The ABL Agent and the ABL Secured Parties hereby agree that they shall not offer, and shall not permit any Affiliate of any of them to offer, to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Credit Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Term Obligations are granted on the Term Priority Collateral. Nothing contained herein shall be deemed to limit the rights of the ABL Agent or any ABL Secured Party to object to DIP Financing or the use of cash collateral on any grounds.
     Section 6.2. Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent. In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.
     Section 6.3. No Contest; Adequate Protection.
          (a) The Term Agent, on behalf of itself and the Term Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral in compliance with the terms of this Agreement, (ii) any proposed provision of DIP Financing by the ABL Agent and some or all of the ABL Secured Parties consistent with Section 6.1 on adequate protection grounds, or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as (x) any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement and (y) any payments with respect to such adequate protection are not made with the Proceeds of Term Priority Collateral.
          (b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(a) above) or (ii) any objection by the Term Agent or any Term Secured Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Secured Party that its interests in the Collateral (unless in contravention of Section 6.1(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as (x) any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement and (y) any payments with respect to such adequate protection are not made with the Proceeds of ABL Priority Collateral, except that, subject to the following conditions, the ABL Agent will not contest adequate protection payments of interest at the contract rate and reasonable fees and expenses of the Term Agent from Proceeds of ABL Priority Collateral: (a) such payments are approved by a final order of the bankruptcy court approving DIP Financing or the use of cash collateral consented to by the ABL Agent, (b) the ABL Secured Parties are also receiving adequate protection payments covering their interest and fees and expenses, and (c) the amount of such payments is added to the Maximum ABL Facility Amount.
          (c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:
               (i) in the event that the ABL Agent, on behalf of itself or any of the ABL Secured Parties, is granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Agent, on behalf of itself or any of the Term Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Term Agent on ABL Priority Collateral; and
               (ii) in the event that the Term Agent, on behalf of itself or any of the Term Secured Parties, is granted adequate protection in respect of Term Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agent, on behalf of itself and the Term Secured Parties, agrees that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Term Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral.
               (iii) except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (A) the ABL Priority Collateral, nothing herein shall limit the rights of the Term Agent or the Term Secured Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (B) the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
          (d) Neither the Term Agent nor any Term Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any

Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any ABL Secured Party’s claim, without regard to the existence of the Lien of the Term Agent on behalf of the Term Secured Parties on the ABL Priority Collateral.
          (e) Neither the ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Term Agent or any Term Secured Party for allowance in any Insolvency Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Term Secured Party’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Secured Parties on the Term Priority Collateral.
     Section 6.4. Asset Sales. The Term Agent agrees, on behalf of itself and the Term Secured Parties, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Proceeds of such sale are applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Proceeds of such sale are applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral, the parties agree that they will support the debtor in obtaining a bid from a nationally recognized liquidator as a stalking horse bid. The allocation of purchase price contained in any purchase agreement relating to such sale shall not control such allocation, unless agreed to by the ABL Agent and the Term Agent.
     Section 6.5. Separate Grants of Security and Separate Classification. Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of

Priority Collateral for each of the ABL Secured Parties and the Term Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such Priority Collateral, with such other Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties and the Term Secured Parties, as the case may be, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
     Section 6.6. Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.
     Section 6.7. ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document in accordance with the terms hereof.
     Section 6.8. Term Obligations Unconditional. All rights of the Term Agent hereunder, all agreements and obligations of the ABL Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document in accordance with the terms hereof.
     Section 6.9. Reorganization Securities. Subject to the ability of the ABL Secured Parties and the Term Secured Parties, as applicable, to support or oppose confirmation or approval of any plan of reorganization as provided herein, if, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, both on account of ABL Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.
     Section 6.10. Rights as Unsecured Creditors. Except as expressly provided in this Agreement, nothing contained herein shall affect the rights or claims of any Agent or any Secured Party as an unsecured creditor in any Insolvency Proceeding, and the Agents and the Secured Parties shall retain all such rights and claims.
ARTICLE 7.
MISCELLANEOUS
     Section 7.1. Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured

Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Agent or any Term Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.
     Section 7.2. Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.
     Section 7.3. Representations. The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Secured Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Secured Parties, enforceable against the Term Agent and the Term Secured Parties in accordance with its terms. The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.
     Section 7.4. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that this Agreement may be amended from time to time, without the consent of either Agent, to add additional Credit Parties, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.
     Section 7.5. Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, sent electronically in PDF or similar format or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic transmission or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A.
100 Federal Street
MA5 100 09-09
Boston, Massachusetts 02110
Attention: Kathleen Dimock
kathleen.dimock@baml.com

Term Agent:	GA Capital, LLC
One Post Office Square
Suite 3765
Boston, Massachusetts 02110
Attention: Daniel Platt
dplatt@greatamerican.com
     Section 7.6. No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 7.7. Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, the Term Agent, or any Term Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor and any Subsidiary of any Borrower or any Guarantor, and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Secured Party, or any Term Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.
     Section 7.8. Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)). This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
     Section 7.9. Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.
     Section 7.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, the ABL Secured Parties, the Term Agent and the Term Secured Parties. No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.
     Section 7.11. Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
     Section 7.12. Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.
     Section 7.13. VENUE; JURY TRIAL WAIVER.
          (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY TERM SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     Section 7.14. Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement and the Term Loan Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Term Secured Party or (ii) any Term Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.
     Section 7.15. No Warranties or Liability. The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     Section 7.16. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.

     Section 7.17. Information Concerning Financial Condition of the Credit Parties. Each of the Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion except as required pursuant to Section 3.3, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.
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